Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-40152, 333-40154, 333-54188, 333-55974, 333-56322, 333-87322, 333-91124, 333-104925, 333-106683, 333-108334, 333-111133, 333-114434, 333-124072, 333-133281, 333-148621, 333-151816, 333-163644, 333-180412, 333-187641) and the Registration Statement on Form S-8/S-3 (No. 333-151826) of Marvell Technology Group Ltd. of our report dated March 27, 2014 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California

March 27, 2014